LICENSE AND ROYALTY AGREEMENT

This LICENSE AND ROYALTY AGREEMENT is entered into as of April 4, 2003 (the “Effective Date”) by and between PFIZER INC a Delaware corporation, having an office at 235 East 42nd Street, New York, New York 10017 and its Affiliates (“Pfizer”) and MEDAREX, INC., a New Jersey corporation, with a principal place of business at 707 State Road, Princeton, New Jersey 08540, and GENPHARM INTERNATIONAL, INC., a wholly owned subsidiary of Medarex, Inc., (together “Medarex”);

WHEREAS, Pfizer desires to obtain an exclusive license under Medarex’s right, title and interest in the Patent Rights as defined in the Research Agreement so that Pfizer can manufacture, use, sell, offer for sale and import the Licensed Antibody Products; and

WHEREAS, Medarex is willing to grant such license;

Therefore, in consideration of the mutual covenants and promises set forth in this Agreement, the parties agree as follows:

1. Definitions.

The capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to such terms in the Research Agreement.

1.1 “Cross License Agreement” shall mean that certain Cross License Agreement between and among Medarex, Cell Genesys, Inc., Abgenix, Inc., Xenotech, L.P. and Japan Tobacco Inc., dated March 26, 1997.

1.2 “Licensed Antibody Product” means any Antibody Product, (i) the manufacture,

use, sale, offer for sale or import of which would be within the scope of any Valid Claim within the Program or Medarex Patent Rights or (ii) is developed using a method or using a transgenic animal, wherein the use of such method or such transgenic animal would be within the scope of any Valid Claim within the Program or Medarex Patent Rights.

1.3 “MRC Agreement” shall mean that certain License Agreement among (i) the Medical Research Council, (ii) the Agricultural and Food Research Council Institute of Animal Physiology and Genetics Research of Babraham Hall, (iii) Marianne Bruggëmann and (iv) GenPharm International, Inc., effective October 1, 1993, and any amendments thereto.

1.4 “Net Sales” means the gross amount invoiced by Pfizer, its Affiliates, or any sublicensee of Pfizer per year for sales to a third party or parties of Licensed Antibody Products, less normal and customary trade discounts actually allowed, rebates, returns, credits, taxes the legal incidence of which is on the purchaser and separately shown on Pfizer’s or any sublicensee of Pfizer’s invoices and transportation, insurance and postage charges, if prepaid by Pfizer or any sublicensee of Pfizer and billed on Pfizer’s or any sublicensee of Pfizer’s invoices as a separate item.

1.5 “Research Agreement” means the Collaborative Research Agreement between Pfizer and Medarex effective as of the date hereof.

1.6 “Sublicensee” shall mean a third party who has been granted a sublicense to make, use, sell, offer for sale or import Licensed Antibody Products. It is understood that the term “sublicensee” shall have the foregoing meaning whether or not such term is capitalized herein.

2 Option, Grant of License, Term, Rights and Obligations.

2.1 Option.

For a period of thirty-six months (36) from Medarex acceptance of a Target Antigen, Pfizer shall have the option to acquire the License described in Section 2.2 below with respect to up to [***] given Antibody Products subject to the one time payment described in Section 3.1. Subsquent to acquiring such License, Pfizer may substitute a different Antibody Product for each such Licensed Antibody Product (subject to availability as described in this Section 2.1); provided, however, that Pfizer shall acquire no more than [***] Licensed Antibody Products at any given time with respect to a given Target Antigen, but may, subject to the terms and conditions of Sections 2.1 and 2.2, choose to substitute a Licensed Antibody Product in place of each one with respect to which Pfizer chooses to discontinue development and so notifies Medarex. Such option will be exercised in writing by Pfizer to Medarex. It is understood that Pfizer’s option to acquire the License is subject to rights granted to third parties by Medarex with respect to the use of Medarex Technology, and that Medarex shall have the right to refuse to grant such License if Medarex has granted rights to a third party to an antibody with the identical amino acid sequence as such Antibody Product as shown by written records that predate Pfizer’s written request for such License pursuant to this Section 2.1.

2.2 License Granted to Pfizer under the Patent Rights.

If the option described in Section 2.1 is exercised by Pfizer, Medarex will grant to Pfizer:

(a) an exclusive, worldwide license, including the right to grant sublicenses solely to Affiliates, to manufacture, use, sell, offer for sale and import up to [***] Licensed Antibody Products under all Medarex’s right, title and interest in the Program Patent Rights (other than any Additional Technology or Program Technology relating to Additional Mice); and

(b) an exclusive, worldwide license, including the right to grant sublicenses solely to Affiliates to manufacture, use, sell, offer for sale and import up to [***] Licensed Antibody Products under all Medarex’s right, title and interest in the Medarex Patent Rights (other than any Additional Technology or Program Technology relating to Additional Mice); for human medical uses.

[***]	REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

The licenses described above in clauses (a) and (b) shall be collectively referred to herein as a “License”. For purposes of clarity, the parties acknowledge and agree that, subject to expiration of the exclusive period described in Section 2.1.4 of the Research Agreement and the exclusive option and license granted to Pfizer pursuant to sections 2.1 and 2.2 of the License Agreement, Medarex shall retain the right to grant licenses to third parties under the Medarex Technology and/or the Additional Technology to make, use, sell, offer for sale and import antibodies generated against a Target Antigen.

2.3 Option to Include Additional Technology and Additional Mice in Commercial License(s).

2.3.1 Subject to Section 2.3.2, Medarex hereby grants to Pfizer an option to expand the rights granted by Medarex to Pfizer in the License with respect to a particular Licensed Antibody to include rights with respect to the Additional Technology (each an “Additional Technology Commercial Option”).

2.3.2 If Pfizer, pursuant to the terms of the Agreement, desires to obtain a License with respect to a Licensed Antibody derived from an Additional Mouse, Pfizer shall have a right to exercise an Additional Technology Commercial Option with respect to such Licensed Antibody as follows. Pfizer shall provide notice to Medarex of its exercise of such option, and upon receipt of such notice Medarex shall notify Kirin that Medarex exercises a Medarex Antigen Non-Exclusive Commercial License (as defined in the Kirin Agreement) with respect to to the Target Antigen from which such Licensed Antibody was derived. Subject to Sections 2.4 and 2.6 of this Agreement, upon Medarex’s providing to Kirin such notice, the terms and conditions of such License shall be deemed to be amended such that references to “Program Technology” shall include Medarex’s interests in and to the “Additional Technology” and Program Technology relating to Additional Mice; provided, however, that any such rights with respect to the Additional Technology and such Program Technology shall be exercisable by Pfizer only (i) on the same terms and conditions that apply in the Agreement with respect to the Program Technology, and (ii) in the case of any such rights granted by Medarex to Pfizer as part of a sublicense under such Medarex Antigen Non-Exclusive Commercial License, to the extent permitted by the terms of such Medarex Antigen Non-Exclusive Commercial License.

2.3 Term of License Grant.

Unless terminated earlier as provided below, each such License to a Licensed Antibody Product in a country shall commence on the date that Pfizer first exercises its option pursuant to Section 2.1 and shall terminate on the the last to expire of the Patent Rights in such country with respect to such Licensed Antibody Product.

2.4 Pfizer Obligations.

2.4.1 Pfizer shall use commercially reasonable efforts to exploit Licensed Antibody Products, including conducting clinical trials and obtaining regulatory approvals.

2.4.2 If Pfizer grants a sublicense to an Affiliate pursuant to this Section 2, Pfizer shall guarantee that any such sublicensee fulfills all of Pfizer’s obligations under this Agreement; provided, however, that Pfizer shall not be relieved of its obligations pursuant to this Agreement.

2.4.3 Pfizer shall not initiate any human clinical trial involving a Licensed Antibody Product without obtaining a License pursuant to Section 2.1.

2.5 Disclosures Required Pursuant to the Kirin Agreement.

2.5.1 Medarex shall be permitted to notify Kirin of: (i) the existence of the Agreement (and any amendments thereto); (ii) the identity of any HuMAb Mice or Additional Mice that are the subject of the Agreement; and (iii) in the event of the transfer from Medarex to Pfizer of any Antibodies or Antibody Materials produced therefrom, the fact that the Antibodies or Antibody Materials were produced using the HuMAb Mice or Additional Mice (or the Mice Materials derived therefrom) and such Antibodies or Antibody Materials were transferred by Medarex to Pfizer.

2.5.2 Medarex shall be permitted to notify Kirin of the identity of Pfizer and the identity of any Target Antigen which is the subject of any license granted by Medarex to Pfizer in the Agreement, within thirty (30) days after the earlier to occur of (i) the grant by Medarex to Pfizer of an License with respect to one or more Antibodies raised against such Target Antigen, or (ii) public disclosure of the fact that a particular Antibody (or a product containing one or more Antibody(ies)) was developed by Pfizer through the use of the HuMAb Mice or the Additional Mice.

2.5.3 Notwithstanding any provision contained in the Agreement to the contrary, to the extent required pursuant to the terms of the Kirin Agreement, Medarex shall be permitted to disclose to certain third parties information relating to Target Antigens and Antibodies that has been disclosed by Pfizer to Medarex, including in connection with disclosures by Medarex to auditors, escrow agents and other third-party agents, under conditions of confidentiality consistent with those set forth in this Agreement retained to make determinations with respect to the availability for licensing of antibodies and antigens.

3. Milestone Payments, Royalties, Payments of Royalties, Accounting for Royalties, Records.

3.1 License Fee.

Pfizer shall pay Medarex, within thirty (30) days after obtaining a License from Medarex, a nonrefundable, noncreditable payment of [***]. Payment shall be made in US currency by wire transfer in immediately available funds to an account designated by Medarex, or by other mutually acceptable means. Pfizer shall be obligated to make this payment only once with respect to up to [***] Licensed Antibody Products for the same Target Antigen.

3.2 Royalty Term.

Pfizer shall pay Medarex a royalty based on the Net Sales of each Licensed Antibody Product. Such royalty shall be paid with respect to each country of the world from the date of the first commercial sale (the date of the invoice of Pfizer or any sublicensee of Pfizer with respect to such sale) of such Licensed Antibody Product in each such country until the expiration of the last Patent Right to expire with respect to each such country and each such Licensed Antibody Product.

[***]	REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

3.3 Royalty Rates.

(a) The royalty paid by Pfizer to Medarex under Section 3.2 shall be:

(i) [***] percent [***] of Net Sales with respect to each Licensed Antibody Product up to [***] dollars [***]

(ii) [***] percent [***] of Net Sales with respect to each Licensed Antibody Product between [***] dollars [***] and [***] dollars [***]

(iii) [***] percent [***] of the Net Sales with respect to each Licensed Antibody Product over [***] dollars [***].

(b) It is understood that the royalty rate specified in this Section 3.3 is subject to reduction as provided in Section 3.8 below.

3.4 Offset Against Net Sales for New Dosage Form.

The parties acknowledge that the royalty rates set forth in Section 3.3 are based on the expectation that Licensed Antibody Products will be administered to patients intravenously. If Pfizer identifies or develops a delivery system, comprising equipment, instrumentation, or one or more devices or other components, which is designed to assist in the administration of a Product on a needle-free or auto-inject basis (“New Dosage Form”) with respect to a Licensed Antibody Product or Antibody Products which represents a commercial opportunity for Pfizer or which improves the safety or efficacy of such Licensed Antibody Product, the parties will negotiate in good faith, without the obligation to enter into an agreement, an offset against the royalty due for such Licensed Antibody Product to account for development costs and changes in the cost of goods, selling price and projected annual Net Sales of such Licensed Antibody Product.

3.5 Payment Dates.

Royalties shall be paid by Pfizer on Net Sales within sixty (60) days after the end

[***]	REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

of each calendar quarter in which such Net Sales are made. Such payments shall be accompanied by a statement showing the Net Sales of each Licensed Antibody Product by Pfizer or any sublicensee of Pfizer in each country, the applicable royalty rate for such Licensed Antibody Product, and a calculation of the amount of royalty due, including any offsets.

3.6 Accounting.

The Net Sales used for computing the royalties payable to Medarex by Pfizer shall be computed and paid in U.S. dollars by wire transfer in immediately available funds to a U.S. account designated by Medarex, or by other mutually acceptable means. For purposes of determining the amount of royalties due, the amount of Net Sales in any foreign currency shall be computed by (a) converting such amount into U.S. dollars at the prevailing commercial rate of exchange for purchasing dollars with such foreign currency as published in the Wall Street Journal for the close of the last business day of the calendar quarter for which the relevant royalty payment is to be made by Pfizer and (b) deducting the amount of any governmental tax, duty, charge, or other fee actually paid in respect of such conversion into, and remittance of U.S. dollars.

3.7 Records.

Pfizer shall keep for three (3) years from the date of each payment of royalties complete and accurate records of sales by Pfizer of each Licensed Antibody Product in sufficient detail to allow the accruing royalties to be determined accurately. Medarex shall have the right for a period of three (3) years after receiving any report or statement with respect to royalties due and payable to appoint at its expense an independent certified public accountant reasonably acceptable to Pfizer to inspect the relevant records of Pfizer to verify such report or statement. Pfizer shall make its records available for inspection by such independent certified public accountant during regular business hours at such place or places where such records are customarily kept, upon reasonable notice from Medarex, to verify the accuracy of the reports and payments. Such inspection right shall not be exercised more than once in any calendar year nor more than once with respect to sales in any given period. Medarex agrees to hold in strict confidence all information concerning royalty payments and reports, and all information learned in the course of any audit or inspection, except to the extent necessary for Medarex to reveal such information in order to enforce its rights under this Agreement or if disclosure is required by law. The failure of Medarex to request verification of any report or statement during said three-year period shall be considered acceptance of the accuracy of such report, and Pfizer shall have no obligation to maintain records pertaining to such report or statement beyond said three-year period. The results of each inspection, if any, shall be binding on both parties.

3.8 Milestone Payments. Pfizer shall pay Medarex, within sixty (60) days of the completion of each event set forth below (“Event”), the payment listed opposite that Event. Payments shall be made in US dollars by wire transfer in immediately available funds to a U.S. bank account designated by Medarex, or other mutually acceptable means. Pfizer shall be obligated to make only one Event payment with respect to all Licensed Antibody Products for a Target Antigen.[***]:

Event	Payment
	1st Target Antigen	2nd Target Antigen	Additional Target Antigen
1. Submission of IND or initiation of human clinical testing in any country (whichever occurs first)	$ [***]	$ [***]	$ [***]

2. Commencement of a Phase III Clinical Trial in any country	$ [***]	$ [***]	$ [***]

3. NDA/PLA Submission in any country	$ [***]	$ [***]	$ [***]

4. NDA/PLA Approval in any country	[$ [***]	$ [***]	$ [***]

[***]	REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

For the purposes of the foregoing, (i) “IND” shall mean an Investigational New Drug Application filed with the U.S. FDA, or a similar filing made with a counterpart health regulatory authority in another country; (ii) “NDA/PLA” shall mean a New Drug Application, Product License Application, Biologics License Application or other application for authority to market a Licensed Antibody Product filed with the U.S. FDA or a counterpart health regulatory agency in another country; and (iii) “Phase III Clinical Trial” shall mean a human clinical trial, the principal purpose of which is to establish safety and efficacy in patients with the disease as required in 21 C.F.R. §312, or similar clinical study prescribed by the regulatory authorities in a country other than the United States.

3.9 Third Party Royalties.

(a) Medarex shall be responsible for the payment to the Medical Research Council (“MRC”) of any royalties due the MRC pursuant to the MRC Agreement.

(b) If Medarex acquires rights to additional intellectual property relating to the HuMAb Mice or the Additional Mice controlled by a third party pursuant to an agreement that requires no payments to such third party and that permits Medarex to include such intellectual property in this Agreement, such intellectual property shall be included in this Agreement at no additional charge to Pfizer. In the event Medarex acquires rights to additional intellectual property relating to the Mice controlled by a third party pursuant to an agreement that requires payments to such third party and that permits Medarex to include such intellectual property in this Agreement, Pfizer and Medarex shall negotiate in good faith the terms under which such intellectual property shall be included in this Agreement, including without limitation, additional payments to be made by Pfizer for the right to use such intellectual property. In the event Pfizer and Medarex are unable to agree on such terms, then the subject matter of such intellectual property shall not be included within the definition of Medarex Technology, and Pfizer shall have no license or rights with respect to such intellectual property.

4. Legal Action.

4.1 Actual or Threatened Disclosure or Infringement.

When information comes to the attention of Pfizer or Medarex to the effect that any Program Patent Rights relating to a Licensed Antibody Product have been or are threatened to be unlawfully infringed, the receiving party shall notify the other promptly of the receipt of any such information. Pfizer shall have the right at its expense to take such action as it may deem necessary to prosecute or prevent such unlawful infringement, including the right to bring or defend any suit, action or proceeding involving any such infringement and shall notify Medarex of the commencement of any such suit, action or proceeding. If Pfizer determines that it is necessary or desirable for Medarex to join any such suit, action or proceeding, Medarex shall, at Pfizer’s expense, execute all papers and perform such other acts as may be reasonably required to permit Pfizer to commence such action, suit or proceeding in which case Pfizer shall hold Medarex free, clear and harmless from any and all costs and expenses of litigation, including attorneys fees. If Pfizer brings a suit, it shall have the right first to reimburse itself out of any sums recovered in such suit or in its settlement for all costs and expenses, including attorney’s fees, related to such suit or settlement, and [***] percent [***] of any funds that shall remain from said recovery shall be paid to Medarex and the balance of such funds shall be retained by Pfizer. If Pfizer does not, within one hundred twenty (120) days after giving notice to Medarex of the above-described information, notify Medarex of Pfizer’s intent to bring suit against any infringer, Medarex shall have the right to bring suit for such alleged infringement, but it shall not be obligated to do so, and may join Pfizer as party plaintiff, if appropriate, in which event Medarex shall hold Pfizer free, clear and harmless from any and all costs and expenses of such litigation, including attorney’s fees, and any sums recovered in any such suit or in its settlement

[***]	REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

shall belong to Medarex. However,[***] percent [***] of any such sums received by Medarex, after deduction of all costs and expenses related to such suit or settlement, including attorney’s fees paid, shall be paid to Pfizer. Each party shall always have the right to be represented by counsel of its own selection and at its own expense in any suit instituted by the other for infringement under the terms of this Section. If Pfizer lacks standing and Medarex has standing to bring any such suit, action or proceeding, then Medarex shall do so at the request of Pfizer and at Pfizer’s expense.

4.2 Defense of Infringement Claims.

Medarex will cooperate with Pfizer at Pfizer’s expense in the defense of any suit, action or proceeding against Pfizer or any sublicensee of Pfizer alleging the infringement of the intellectual property rights of a third party by reason of the manufacture, use or sale of the Licensed Antibody Product. Pfizer shall give Medarex prompt written notice of the commencement of any such suit, action or proceeding or claim of infringement and will furnish Medarex a copy of each communication relating to the alleged infringement. Medarex shall give to Pfizer all authority (including the right to exclusive control of the defense of any such suit, action or proceeding and the exclusive right after consultation with Medarex, to compromise, litigate, settle or otherwise dispose of any such suit, action or proceeding), at Pfizer’s expense, including by providing information and assistance necessary to defend or settle any such suit, action or proceeding; provided, however, Pfizer shall obtain Medarex’s prior consent to such part of any settlement which contemplates payment or other action by Medarex or has a material adverse effect on Medarex’s business. If the parties agree that Medarex should institute or join any suit, action or proceeding pursuant to this Section, Pfizer may, at Pfizer’s expense, join Medarex as a defendant if necessary or desirable, and Medarex shall execute all documents and take all other actions, including giving testimony, which may reasonably be required in connection with the prosecution of such suit, action or proceeding.

[***]	REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

5. Representation and Warranty.

5.1 Medarex represents and warrants to Pfizer that it has the right to grant the License granted pursuant to this Agreement, and that the License so granted does not conflict with or violate the terms of any agreement between Medarex and any third party.

5.2 Pfizer represents and warrants to Medarex that it shall comply with all the applicable terms and conditions of the MRC Agreement.

5.3 Disclaimer. EXCEPT AS OTHERWISE EXPLICITLY PROVIDED HEREIN, NOTHING IN THIS AGREEMENT IS OR SHALL BE CONSTRUED AS:

(A) A WARRANTY OR REPRESENTATION BY MEDAREX AS TO THE VALIDITY OR SCOPE OF ANY CLAIM OR PATENT WITHIN THE MEDAREX PATENT RIGHTS;

(B) A WARRANTY OR REPRESENTATION THAT ANYTHING MADE, USED, SOLD OR OTHERWISE DISPOSED OF UNDER ANY LICENSE GRANTED IN THIS AGREEMENT IS OR WILL BE FREE FROM INFRINGEMENT OF ANY PATENT RIGHTS OR OTHER INTELLECTUAL PROPERTY RIGHT OF ANY THIRD PARTY;

(C) AN OBLIGATION TO BRING OR PROSECUTE ACTIONS OR SUITS AGAINST THIRD PARTIES FOR INFRINGEMENT OF ANY OF THE MEDAREX PATENT RIGHTS; OR

(D) GRANTING BY IMPLICATION, ESTOPPEL, OR OTHERWISE ANY LICENSES OR RIGHTS UNDER PATENTS OR OTHER RIGHTS OF MEDAREX OR THIRD PARTIES, REGARDLESS OF WHETHER SUCH PATENTS OR OTHER RIGHTS ARE DOMINANT OR SUBORDINATE TO ANY PATENT WITHIN THE MEDAREX PATENT RIGHTS.

6. Treatment of Confidential Information.

6.1 Confidentiality.

6.1.1 Pfizer and Medarex each recognize that the other’s Confidential Information constitutes highly valuable, confidential information. Subject to Pfizer’s right and obligations pursuant to this Agreement and the Research Agreement, Pfizer and Medarex each agree that during the term of the Research Agreement and for five (5) years thereafter, it will keep confidential, and will cause its Affiliates to keep confidential, all Medarex Confidential Information or Pfizer Confidential Information, as the case may be, that is disclosed to it or to any of its Affiliates pursuant to this Agreement. Except as provided in Section 5 of the Research Agreement, neither Pfizer nor Medarex shall use Confidential Information of the other party except as expressly permitted under this Agreement. For all purposes of this Section 6, it is understood that Program Technology shall be deemed Confidential Information of both parties.

6.1.2 Subject to Pfizer’s rights and obligations under this Agreement and the Research Agreement, Pfizer and Medarex each agree that any disclosure of the other’s Confidential Information to any officer, employee or agent of the other party or of any of its Affiliates shall be made only if and to the extent necessary to carry out its responsibilities under this Agreement and shall be limited to the maximum extent possible consistent with such responsibilities. Subject to Pfizer’s rights and obligations pursuant to this Agreement and the Research Agreement, Pfizer and Medarex each agree not to disclose the other’s Confidential Information to any third parties under any circumstance without written permission from the other party. Each party shall take such action, and shall cause its Affiliates to take such action, to preserve the confidentiality of each other’s Confidential Information as it would customarily take to preserve the confidentiality of its own Confidential Information. Each party, upon the other’s request, will return all the Confidential Information disclosed to it by the other party pursuant to this Agreement, including all copies and extracts of documents, within sixty (60) days of the request upon the termination of this Agreement except for one (1) copy which may be kept for the purpose of complying with continuing obligations under this Agreement.

6.2 Publicity. Except as otherwise required by law, rule or regulation, neither party shall issue a press release regarding this Agreement or disclose the terms of this Agreement or originate any publicity, news release or other public announcement, written or oral, relating to this Agreement without the prior written approval of the other Party; provided, however, that the Parties agree that disclosure of the existence of this agreement where consent to such disclosure has been previously obtained shall not require additional approval. If a public disclosure is required by law, rule or regulation, including without limitation in a filing with the Securities and Exchange Commission, other than a filing on Form 10K or Form 10Q or a Form 8K, the disclosing party shall provide copies of the disclosure reasonably in advance of such filing or other disclosure for the nondisclosing party’s prior review and comment. The non-disclosing party may seek an appropriate protective order or other remedy or waive compliance with the provisions of this Agreement. If such party seeks a protective order or other remedy, the other party will cooperate. If such party fails to obtain a protective order or waive compliance with the relevant provisions of this Agreement, the disclosing party will disclose only that portion of Confidential Information which its legal counsel determines it is required to disclose.

6.3 Disclosure of Inventions. Each party shall promptly inform the other about all inventions in the Area within Program Technology that are conceived, made or developed in the course of carrying out the Research Program by employees of, consultants to, either of them solely, or jointly with employees of, or consultants to the other.

7. Provisions Concerning Filing, Prosecution and Maintenance of Program Patent Rights. The following provisions relate to the filing, prosecution and maintenance of Program Patent Rights during the term of this Agreement:

7.1 Filing, Prosecution and Maintenance by Medarex. With respect to Program Patent Rights, Medarex shall have the exclusive right and obligation :

(a) Hire independent patent counsel acceptable to Pfizer, to file applications for letters patent on patentable inventions included in Program Patent Rights; provided, however, that Medarex shall consult with Pfizer pursuant to section 7.1.1 and regarding countries in which such patent applications should be filed and shall file patent applications in those countries where Pfizer requests that Medarex file such applications; and, further provided, that Medarex, at its option and expense, may file in countries where Pfizer does not request that Medarex file such applications;

(b) to take all reasonable steps to prosecute all pending and new patent applications included within Program Patent Rights;

(c) to respond to oppositions, nullity actions, re-examinations, revocation actions and similar proceedings filed by third parties against the grant of letters patent for such applications;

(d) to maintain in force any letters patent included in Program Patent Rights by duly filing all necessary papers and paying any fees required by the patent laws of the particular country in which such letters patent were granted; and

(e) to cooperate fully with, and take all necessary actions requested by, Pfizer in connection with the preparation, prosecution and maintenance of any letters patent included in Program Patent Rights.

Medarex shall notify Pfizer in a timely manner of any decision to abandon a pending patent application or an issued patent included in Program Patent Rights. Thereafter, Pfizer shall have the option, at its expense, of continuing to prosecute any such pending patent application or of keeping the issued patent in force.

7.1.1 Copies of Documents. Medarex and Pfizer shall provide to each other copies of all patent applications that are part of Program Patent Rights and all documents relating to prosecution of all such patent applications in a timely manner prior to filing, for the purpose of obtaining substantive comment of the other party’s patent counsel. Medarex and Pfizer shall provide to the other every six (6) months a report detailing the status of all patent applications that are a part of Program Patent Rights.

7.1.2 Reimbursement of Costs for Filing, Prosecuting and Maintaining Program Patent Rights. Within thirty (30) days of receipt of invoices from Medarex, Pfizer shall reimburse Medarex for all the costs of filing, prosecuting, responding to opposition and maintaining patent applications and patents in countries where Pfizer requests that patent applications be filed, prosecuted and maintained. Such reimbursement shall be in addition to other funding payments under this Agreement and shall include such costs of all activities described in 6.1 (a)-(e) above. However, Pfizer may, upon sixty (60) days notice, request that Medarex discontinue filing or prosecution of certain patent applications in any country and discontinue reimbursing Medarex for the costs of filing, prosecuting, responding to opposition or maintaining such patent application or patent in any country. Medarex shall pay all costs in those countries in which Pfizer requests that Medarex not file, prosecute or maintain patent applications and patents, but in which Medarex, at its option, elects to do so.

7.1.3 Pfizer shall have the right to file on behalf of and as an agent for Medarex all applications for, and take all actions necessary to obtain patent extensions pursuant to 35 USC Section 156 and foreign counterparts with respect to the Program Patent Rights to the extent that such extensions are available by reason of a Licensed Antibody Product under the License Agreement during the period the License Agreement is in effect. Medarex agrees to sign such further documents and take such further actions as may be requested by Pfizer in this regard, at Pfizer’s expense.

7.2 Neither party may disclaim a Valid Claim within Program Patent Rights without the consent of the other.

8. Other Agreements.

Concurrently with the execution of this Agreement, Medarex and Pfizer shall enter into the Research Agreement. This Agreement and the Research Agreement are the sole agreements with respect to the subject matter and supersede all other agreements and understanding between the parties with respect to same.

9. Termination and Disengagement.

9.1 Events of Termination. The following events shall constitute events of termination (“Events of Termination”):

(a) Any written representation or warranty by Medarex or Pfizer, or any of its officers, made under or in connection with this Agreement shall prove to have been incorrect in any material respect when made;

(b) Medarex or Pfizer shall fail in any material respect to perform or observe any term, covenant or understanding contained in this Agreement or in any of the other documents or instruments delivered pursuant to, or concurrently with, this Agreement, and any such failure shall remain unremedied for thirty (30) days after written notice to the failing party.

9.2 Termination. Upon the occurrence of any Event of Termination, the party not responsible may, by notice to the other party, terminate this Agreement. In the event that such Event of Termination relates solely to a given Licensed Antibody Product, the party not responsible may, in its sole discretion, terminate this Agreement only with respect to the License related to such Licensed Antibody Product.

9.3 Termination of this Agreement by either party will not terminate the licenses granted pursuant to Section 5.2 of the Research Agreement.

9.4 Termination of this Agreement for any reason shall be without prejudice to:

(a)	the rights and obligations of the parties provided in Sections 6, 7 and 10;

(b)	Medarex’s right to receive all royalty payments accrued hereunder; or

(c)	any other remedies which either party may otherwise have.

10. Indemnification.

(a) Pfizer and Medarex will indemnify each other for damages, settlements, costs, legal fees and other expenses incurred in connection with a claim by a third party against either party based on any action or omission of the indemnifying party’s agents, employees, officers and consultants related to its representations, warranties, covenants or obligations under this Agreement; provided, however, that the foregoing shall not apply (i) if the claim is found to be based upon the negligence, recklessness or wilful misconduct of the party seeking indemnification; or (ii) if such party fails to give the other party prompt notice of any claim it receives and such failure materially prejudices the other party with respect to any claim or action to which its obligation pursuant to this Section applies. In addition to the foregoing, Pfizer shall indemnify Medarex for claims arising from the use of Pfizer Technology, the sale of Licensed Antibody Products, and the exercise of rights granted to Pfizer under Section 5.2 of the Research Agreement, or under the License Agreement (including without limitation product liability claims). The indemnifying party, in its sole discretion, shall choose legal counsel, shall control the defense of such claim or action and shall have the right to settle same on such terms and conditions it deems advisable; provided however, it shall obtain the other party’s prior consent to such part of any settlement which requires payment or other action by the other party or is likely to have a material adverse effect on the other party’s business.

11. Notices and Reports.

11.1 All notices shall be in writing mailed via certified mail, return receipt requested, courier, or facsimile transmission addressed as follows, or to such other address as may be designated from time to time:

If to Pfizer:	Pfizer Global Research and Development
Eastern Point Road
Groton, CT 06340
Attention: Senior Vice President, PGRD, Head of WorldWide Discovery
with copy to: Joshua A. Kalkstein, Asst. General Counsel and Margi McLoughlin, Ph.D.

If to Medarex:	Medarex, Inc.
707 State Road, Suite 206
Princeton, New Jersey 08540
USA
Attention: Senior Vice President, Business Development
Fax No.: (609) 430-2850

cc: Medarex, Inc.

707 State Road, Suite 206

Princeton, New Jersey 08540

USA

Attention: General Counsel

Fax No.: (609) 430-4215

Notices shall be deemed given as of the date sent.

11.2 Reports. Pfizer agrees to keep Medarex informed with respect to activities and progress toward further research, development and commercialization of Licensed Antibody Products. Pfizer agrees to provide to Medarex every six months a summary of such activities and progress. In addition, Pfizer will provide to Medarex copies of any data regarding the immunogenicity and pharmacokinetics of the Licensed Antibody Products together with copies of any reports or summaries of such data. Medarex agrees that all such information will be deemed Pfizer Confidential Information.

12. Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

13. Miscellaneous.

13.1 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors and permitted assigns.

13.2 Headings. Paragraph headings are inserted for convenience of reference only and do not form a part of this Agreement.

13.3 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.

13.4 Amendment; Waiver; etc. This Agreement may be amended, modified, superseded or canceled, and any of the terms may be waived, only by a written instrument executed by each party or, in the case of waiver, by the party or parties waiving compliance. The delay or failure of any party at any time or times to require performance of any provisions shall in no manner affect the rights at a later time to enforce the same. No waiver by any party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.

13.5 No Third Party Beneficiaries. No third party including any employee of any party to this Agreement, shall have or acquire any rights by reason of this Agreement. Nothing contained in this Agreement shall be deemed to constitute the parties partners with each other or any third party.

13.6 Assignment and Successors. This Agreement may not be assigned by either party without prior written consent of either party, except that each party may assign this Agreement and the rights, interests, and obligations of such party, in whole or in part, to (i) any of its Affiliates, (ii) any purchaser of all or substantially all of its assets or (iii) any successor corporation resulting from any merger or consolidation of such party with or into such corporations.

13.7 Force Majeure. Neither Pfizer nor Medarex shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes reasonably beyond the control of Pfizer or Medarex.

13.8 Severability. If any provision of this Agreement is or becomes invalid or is ruled invalid by any court of competent jurisdiction or is deemed unenforceable, it is the intention of the parties that the remainder of the Agreement shall not be affected.

13.9 Retained Rights; No Further Rights. Only the licenses granted pursuant to the express terms of this Agreement shall be of any legal force or effect. No other license rights shall be granted or created by implication, estoppel or otherwise. It is understood and agreed that

Medarex shall retain rights to make, import, use, offer for sale, sell and otherwise commercialize the Mice, itself or with third parties, for any uses, other than those for which Pfizer has been granted licenses under this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

PFIZER INC	MEDAREX, INC.

By:	By:

Title:	Title:

GENPHARM INTERNATIONAL, INC.

By:

Title:

cc:	Pfizer Inc, Legal Division, Groton, CT 06340

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